UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

July 23, 2008

CASH AMERICA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Texas	1-9733	75-2018239
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1600 West 7th Street

Fort Worth, Texas 76102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 335-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Officer. Albert Goldstein, the Company’s President – Internet Services Division has notified the Company that he intends to retire from active management effective October 1, 2008.

Appointment of Officer. Timothy J. Ho has been appointed the Company’s President-Internet Services Division, effective upon Mr. Goldstein’s retirement as of October 1, 2008. Mr. Ho, 28, is currently Senior Vice President- Strategic Development-Internet Services Division. He joined CashNetUSA in January 2006 as Director of Process Development, and joined Cash America in September 2006 as Vice President of Business Development, in conjunction with Cash America’s acquisition of CashNetUSA. In his current role as Senior Vice President—Strategic Development of the Internet Services Division, he oversees the Division’s Strategy, Marketing, and Analytics. Prior to joining CashNetUSA, Mr. Ho was at GE Healthcare in Milwaukee, Wisconsin working in program management. Mr. Ho received a Bachelor of Science in Computer Science from the University of Illinois in 2002.

In his new role, Mr. Ho will receive an annual base salary of $350,000. He will participate in the 2008 short term incentive compensation plan available to employees of the Company’s Internet Services Division at a target award level of 45% of his annual base salary for the remainder of 2008, and will continue to participate in a long term incentive compensation plan available to certain employees of the Company’s Internet Services Division. He will not participate in the Company’s other short-term or long-term incentive compensation plans. He will, however, participate in other Company benefit plans and programs available to the Company’s executive officers in a manner and on terms and conditions substantially similar to those available to other Company executive officers.

The sellers of The Check Giant, LLC (“TCG”) are distributing to certain former TCG employees, including Mr. Ho, a portion of the proceeds of the supplemental payments that the Company has paid to the sellers in connection with the Company’s September 2006 acquisition of substantially all of the assets of TCG. The sellers have made such distributions pursuant to rights that such employees received from the sellers of TCG prior to the acquisition in connection with their employment by TCG. Although the Company did not determine which of TCG’s former employees receive such distributions, or the amount or timing of such distributions, the Company is aware that since January 1, 2007, Mr. Ho has received an aggregate of $625,718 in such payments from the TCG sellers, and will receive a further payment when the next supplemental payment is made during the fourth quarter of 2008.

A copy of the Company’s news release announcing these changes is furnished as Exhibit 99.1 to this report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Copy of news release dated July 24, 2008, issued by Cash America International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.

Date: July 28, 2008	By:	/s/ J. Curtis Linscott
J. Curtis Linscott
Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	News release dated July 24, 2008, issued by Cash America International, Inc.